Exhibit 99.1

CarParts.com Announces the Termination of Its At-The-Market Equity Offering Program

Torrance, California – March 21, 2022 – CarParts.com, (NASDAQ: PRTS), a leading e-commerce provider of automotive parts and accessories, today announced effective March 18, 2022 the company has elected to terminate its “at-the-market” equity offering program (the “ATM Facility”) with DA Davidson as sales agent.

“As we previously discussed in our most recent earnings call, when we think about #1 our inventory and safety stock, #2 our currently undrawn line of credit, and #3 our free cash flow, we feel confident in our ability to execute our strategy of Right Part, Right Time, Right Place, given our current liquidity,” stated Ryan Lockwood, SVP of Finance and incoming CFO.

As of the date of this announcement, CarParts.com had not sold any of its common shares under the ATM Program.

In a separate press release filed last year, CarParts.com announced a $30 million stock repurchase plan. The company has repurchased 40,000 shares since the initiation of the program and has approximately $29.5 million remaining under the authorization.

About CarParts.com
With over 25 years of experience, and more than 50 million parts delivered, we've streamlined our website and sourcing network to better serve the way drivers get the parts they need. Utilizing the latest technologies and design principles, we've created an easy-to-use, mobile-friendly shopping experience that, alongside our own nationwide distribution network and vertically integrated supply chain, cuts out the brick-and-mortar supply chain costs and provides quality parts at competitive pricing. Our proprietary catalog is constantly expanding, and we continue to add new products, applications, sets, and kits for house brands, as well as premium branded products.

CarParts.com is headquartered in Torrance, California.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue”

and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our free cash flow, access to liquidity, and ability to execute on our business strategies. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather, the impact of the customs issues and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10–K and Quarterly Reports on Form 10–Q, which are available at www.carparts.com/investor and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Media Contact:
5WPR
CarPartsPR@5wpr.com

Investor Relations:

Ryan Lockwood, CFA

IR@carparts.com